UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 13, 2006
(Date of report; date of
earliest event reported)
Commission file number: 0-51438
RESIDENTIAL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
8400 Normandale Lake Boulevard
Minneapolis, Minnesota
55437
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD
SIGNATURES
EXHIBIT INDEX
Analysts Presentation Slides

Item 7.01 Regulation FD
Eric Feldstein, Chairman of the Board of Residential Capital Corporation (“ResCap”) and Chairman of General Motors Acceptance Corporation (“GMAC”), will participate in an Automotive Securities Analyst Event hosted by Lehman Brothers on January 13, 2006. At that conference Mr. Feldstein will present information pertaining to ResCap. A copy of the slides relating to ResCap from Mr. Feldstein’s presentation are attached hereto as Exhibit 99.1. For instructions on how to access additional information relating to Mr. Feldstein’s presentation via live conference call, or to hear a webcast or taped replay of the call, please see GMAC’s 8-K dated January 13, 2006.
The slides in Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. In some cases, you can identify these statements by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “project,” “intend,” “could” or similar expressions. In particular, statements regarding ResCap’s plans, strategies and prospects and expectations regarding ResCap’s business are forward-looking statements. You should be aware that these statements and any other forward-looking statements in the slides only reflect ResCap’s expectations and are not guarantees of performances. These statements involve risks, uncertainties and assumptions. Many of these risks uncertainties and assumptions are beyond ResCap’s control, and may cause actual results and performance to differ materially from ResCap’s expectations. Important factors that could cause ResCap’s actual results to be materially different from its expectations include the risks and uncertainties set forth in its Registration Statement on Form 10 under the heading “Risk Factors” filed with the SEC. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. ResCap undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL CORPORATION (Registrant)
Dated: January 13, 2006	/s/ Davee L. Olson
Davee L. Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Analysts presentation slides